EXHIBIT 4.13



                       AMENDMENT NO. 3 TO CREDIT AGREEMENT
                            Dated as of July 9, 1997

             THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT ("Amendment") is made as of July 9, 1997 by and among JOHNSON WORLDWIDE ASSOCIATES, INC., a Wisconsin corporation (the "Company"), the financial institutions listed on the signature pages hereof (the "Banks") and THE FIRST NATIONAL BANK OF CHICAGO, in its individual capacity as a Bank and as agent (the "Agent") on behalf of the Banks under that certain Credit Agreement dated as of November 29, 1995 by and among the Company, the Banks and the Agent (as amended, the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.


                              W I T N E S S E T H :

             WHEREAS, the Company, the Banks and the Agent are parties to the Credit Agreement;

             WHEREAS, the Company has requested that the Banks amend the Credit Agreement to provide for the issuance of letters of credit thereunder and in certain other respects; and

             WHEREAS, the Banks and the Agent are willing to amend the Credit Agreement on the terms and conditions set forth herein;

             NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Banks and the Agent have agreed to the following amendments to the Credit Agreement.

             1. Amendments to Credit Agreement. Effective as of July 9, 1997 and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

             1.1. Article I of the Credit Agreement is hereby amended to add alphabetically the following defined terms:

             "Issuance Date" means, with respect to any Letter of Credit, the date on which such Letter of Credit is issued hereunder.

             "Issuer" means any Bank which has issued a Letter of Credit pursuant to the Letter of Credit Facility, and its successors and assigns.

             "Issuer's Fee" is defined in Section 2.18(g).

             "Letter of Credit" means any standby letter of credit denominated in Dollars issued for the account of the Company under the Letter of Credit Facility.

             "Letter of Credit Facility" means the Letter of Credit Facility provided in Section 2.18.

             "Letter of Credit Fee" is defined in Section 2.18(g).

             "Letter of Credit Obligations" means, at any date of determination thereof, all liabilities, whether actual or contingent, of the Company in respect of the Letters of Credit, including without limitation, the sum of (a) the Dollar Amount of the Reimbursement Obligations; and (b) the Dollar Amount of the aggregate undrawn face amount of the outstanding Letters of Credit.

             "Letter of Credit Request" is defined in Section 2.18(c).

             "Purchase Agreement" means that certain Share Purchase Agreement dated as of March 17/26, 1997 by and among the Company, Uwatec AG, Heinze Ruchti and Karl Leemann.

             "Reimbursement Obligations" means, at any time, the aggregate of the obligations of the Company to the Issuers and the Banks in respect of all unreimbursed payments or disbursements made by an Issuer and the Banks under or in respect of the Letters of Credit.

             1.2. Article I of the Credit Agreement is hereby amended by amending the definition of "Dollar Amount" to add the following at the end thereof:

             "Dollar Amount shall mean in relation to any Letter of Credit Obligation, the equivalent in Dollars of any such Letter of Credit Obligation denominated in an Alternative Currency computed as prescribed in Section 2.18(d)(i), or, if such methods are for any reason inapplicable, in the manner deemed most appropriate and customary by the Agent."

             1.3. Article I of the Credit Agreement is hereby amended by amending the definition of "Funded Debt" to insert immediately after the phrase "shall mean" the following: ", without duplication,", to insert immediately after "the date of origin)," the following: "including without limitation the portion of the "Fixed Purchase Price" (as defined in the Purchase Agreement) which has been deferred in accordance with
   Section 2.4 of the Purchase Agreement", and to add the following at the end thereof: "and (e) all obligations of such Person with respect to Letters of Credit with an expiry date more than one year from the Issuance Date (or which can be extended at the option of the account party to an expiry date more than one year from the Issuance Date)".

             1.4. Article I of the Credit Agreement is hereby amended by amending the definition of "Indebtedness" to insert immediately after the phrase "shall mean and include" the following: ", without duplication,", to insert immediately after "and similar agreements)," the following:
   "including without limitation the portion of the "Fixed Purchase Price" (as defined in the Purchase Agreement) which has been deferred in accordance with Section 2.4 of the Purchase Agreement", and to add the following at the end thereof: "and (g) all obligations of such Person with respect to the Letter of Credit Obligations."

             1.5. Article I of the Credit Agreement is hereby amended by amending the definition of "Majority Banks" to add the following at the end thereof: "and Letter of Credit Obligations".

             1.6. Section 2.01(a) of the Credit Agreement is hereby amended to insert immediately after the phrase "Absolute Rate Loans to" in the seventh line, the following: "and Letter of Credit Obligations of" and to add immediately after the phrase "pursuant to Section 2.01(a)" in the ninth line, the following: "and Letter of Credit Obligations of the Company".

             1.7. Section 2.01(b) of the Credit Agreement is hereby amended to insert immediately after the phrase "all Eligible Subsidiaries" in the eighth line, the following: "and Letter of Credit Obligations of the Company".

             1.8. Section 2.11 of the Credit Agreement is hereby amended to add a new subsection (e) at the end thereof:

             (e) If, as of the last Business Day of any fiscal quarter,the sum of (i) the aggregate outstanding principal amount of Revolving Loans made pursuant to Section 2.01(a) and
        (ii) the Letter of Credit Obligations exceeds the Aggregate Revolving Commitment, then the Company shall make a mandatory prepayment of the Revolving Loans in an amount sufficient to eliminate such excess.

             1.9. Section 2.13(a)(i) of the Credit Agreement is hereby amended to insert immediately after the phrase "its Loans or Notes" the following: "or its Letters of Credit".

             1.10. Section 2.13(a)(iv) of the Credit Agreement is hereby amended to insert the following immediately after the phrase "its Loan or Loans", the following: "or its Letters of Credit".

             1.11. Section 2.13(c) of the Credit Agreement is hereby amended to insert immediately after the phrase "its Loans" the following:
   "or its Letters of Credit".

             1.12. Section 2.15(a) of the Credit Agreement is hereby amended to insert immediately after the phrase "and the Aggregate Eurocurrency Commitment", the following: "(treating the Dollar Amount of the Letter of Credit Obligations as usage of the Aggregate Revolving Commitment)".

             1.13. The Credit Agreement is hereby amended to insert immediately after Section 2.17, the following new Section 2.18:

             2.18. Letters of Credit. Subject to the terms and conditions of this Agreement, the Company may obtain Letters of Credit, from time to time during the period commencing on the date hereof and ending on the Business Day prior to the Expiration Date. The Company may request any Bank to issue a Letter of Credit and such Bank may, but is not required to, issue a Letter of Credit. If no other Bank is willing to issue a Letter of Credit, First Chicago shall issue such Letter of Credit. Any Bank issuing a Letter of Credit shall be an Issuer. Nothing herein contained shall prohibit the Company from obtaining letters of credit outside of this Credit Agreement.

             (a) Types and Amounts. No Issuer (including First Chicago) shall:

                  (i) issue any letter of Credit if the aggregate maximum amount then available for drawing under Letters of Credit, after giving effect to the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon the Issuer;

                  (ii) issue any Letter of Credit if, after giving effect
             thereto, the sum of (a) the Dollar Amount of the Letter of Credit Obligations and (b) the aggregate unpaid principal balance of the Revolving Loans would exceed the Revolving Loan Commitment;

                  (iii) issue any Letter of Credit if, after giving effect thereto, the sum of (a) the Dollar Amount of the Letter of Credit Obligations and (b) the aggregate unpaid principal balance of the Revolving Loans, Eurocurrency Loans and Absolute Rate Loans would exceed the Aggregate Commitment;

                  (iv) issue any Letter of Credit which has an expiration
             date on or after the Expiration Date; or

                  (v) issue any Letter of Credit if the Dollar Amount of the Letter of Credit Obligations, after giving effect to the Letter of Credit requested hereunder, shall exceed $20,000,000.

             (b) Conditions. In addition to being subject to the satisfaction of the conditions contained in Article IV, the obligation of the Issuer to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

                  (i) the Company shall have delivered to the Issuer, with a copy to the Agent, at such times and in such manner as the Issuer may reasonably prescribe such documents and materials as may be required pursuant to the terms of the proposed Letter of Credit and the proposed Letter of Credit shall be reasonably satisfactory to the Issuer as to form and content; and

                  (ii) as of the Issuance Date, no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the Issuer from issuing the proposed Letter of Credit and no law, rule or regulation applicable to the Issuer and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuer shall prohibit or request that the Issuer refrain from the issuance of Letters of Credit generally or the issuance of such proposed Letter of Credit in particular.

             (c)  Procedure for Issuance of Letters of Credit.

                  (i) The Company shall give the Issuer and the Agent three (3) Business Days' prior written notice of any requested issuance of a Letter of Credit (except that, in lieu of such written notice, the Company may give the Issuer (x) notice of such request by tested telex or other tested arrangement satisfactory to the Issuer or (y) telephonic notice of such request if confirmed in writing by delivery to the Issuer
             (i) immediately (A) of a telecopy of the written notice required hereunder which has been signed by an authorized signatory of the Company or (B) of a telex containing all information required to be contained in such written notice and
             (ii) promptly (but in no event later than the requested time of issuance) of a copy of the written notice required hereunder containing the original signature of an authorized signatory of the Company). Each such notice (each a "Letter of Credit Request") shall be irrevocable once the relevant Letter of Credit is issued and shall specify the stated amount of the Letter of Credit requested, the Issuance Date (which day shall be a Business Day) of such requested Letter of Credit, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day and shall in no event be on or after the Expiration Date), the purpose for which such Letter of Credit is to be issued, and the Person for whose benefit the requested Letter of Credit is to be issued. Promptly after receipt thereof, the Agent shall notify each Bank of the contents of each Letter of Credit Request. At the time such Letter of Credit Request is made, the Company shall also provide the Issuer and the Agent with a copy of the form of the Letter of Credit it is requesting be issued. Such Letter of Credit Request, to be effective, must be received by the Issuer and the Agent not later than 2:00 p.m. (Chicago time) on the last Business Day on which notice can be given under this
             Section 2.18(c).

                  (ii) Subject to the terms and conditions of this
             Section 2.18(c) and provided that the applicable conditions set forth in Section 4.01(c), Section 4.01(d) and Section 2.18(b) have been satisfied, the Issuer shall, on the requested Issuance Date, issue the requested Letter of Credit for the account of the Company in accordance with the Issuer's usual and customary business practices.

                  (iii) An Issuer shall not amend, renew, extend, or permit an extension of any Letter of Credit unless the requirements of this Section 2.18(c) are met as if a new Letter of Credit were being requested and issued.

             (d)  Reimbursement Obligations.

                  (i) The Issuer shall promptly notify the Company and the Agent and each Bank of any draw under a Letter of Credit. The Company shall reimburse the Agent for the account of the Issuer, in immediately available funds, for draws under a Letter of Credit no later than the Business Day next succeeding the date of the payment by the Issuer. In the case of any draw under a Letter of Credit in an Alternative Currency, the Company shall reimburse the Agent for the account of the Issuer on demand at the Agent's head office (or at such other place as may be specified by the Agent) the amount in such Alternative Currency drawn under such Letter of Credit or the equivalent of the amount in Dollars at the rate of exchange then quoted by the Agent for the electronic transfer to the place of payment in the currency in which such draw was made or, if so required by the Agent, to pay the Agent at its head office in advance, following a documentary presentation, in Dollars the equivalent of the amount required to pay the same. If, for any cause whatsoever, there exists at the time in question no rate of exchange generally available to the Agent for effective electronic transfers of the sort provided for above, the Company agrees to pay the Agent on demand an amount in Dollars equivalent to the actual cost of settlement of the Issuer's obligation to the person presenting the applicable draft under the applicable Letter of Credit, however and whenever such settlement may be made by the Issuer.

                  (ii) Any Reimbursement Obligation with respect to any
             Letter of Credit shall bear interest form the date of the relevant draws under the relevant Letter of Credit at the interest rate for Borrowings not paid at maturity as calculated in accordance with Section 2.07(a).

                  (iii) Any action taken or omitted to be taken by the Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuer under any resulting liability to any Bank or, assuming that the Issuer has complied with the procedures specified in Section 2.18(c) and such Bank has not given a notice contemplated by Section 2.18(e) that continues in full force and effect, relieve such Bank of its obligations hereunder to the Issuer. In determining whether to pay under any Letter of Credit, the Issuer shall have no obligation relative to the Banks, the Agent or the Company other than to confirm that any documents required to be delivered under such Letter of Credit appear to comply on their face with the requirements of such Letter of Credit.

             (e)  Participation; Receipt of Payments.

                  (i) Immediately upon issuance or extension or renewal by an Issuer of any Letter of Credit in accordance with the procedures set forth in Section 2.18(c), each Bank shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse or warranty, an undivided interest and participation equal to its Applicable Percentage in such Letter of Credit (including, without limitation, all obligations of the Company with respect thereto) and any security therefor or guaranty pertaining thereto, if any; provided, that a Letter of Credit issued by the Issuer shall not be deemed to be a Letter of Credit for purposes of this Section 2.18(e) if the Issuer and the Agent shall have received written notice from any Bank on or before one Business Day prior to the date of its issuance of such Letter of Credit that one or more of the conditions contained in Article IV is not then satisfied, and, in the event the Issuer and the Agent receive such a notice, there shall be no further obligation on the part of First Chicago or any Issuer to issue any Letter of Credit until such notice is withdrawn by that Bank or such condition has been effectively waived in accordance with the provisions of this Agreement.

                  (ii) In the event that an Issuer makes any payment under
             any Letter of Credit and the Company shall not have repaid such amount to the Issuer pursuant to Section 2.18(d), the Issuer shall promptly notify the Agent and each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Agent for the account of the Issuer the Dollar Amount of such Bank's Applicable Percentage of the unreimbursed amount of any such payment, and the Company's obligations to repay the Banks with respect to such amounts shall be deemed to be, and treated as, a Revolving Loan or Loans which shall bear interest at the interest rate for Borrowings not paid at maturity as calculated in accordance with Section 2.07(a) unless and until such amounts are repaid or refinanced pursuant to Section 2.08. The failure of any Bank to make available to the Agent, in immediately available funds, its Applicable Percentage of the unreimbursed amount of any such payment shall not relieve any other Bank of its obligation hereunder to make available to the Agent, in immediately available funds, its Applicable Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Bank shall be responsible for the failure of any other Bank to make available to the Agent its Applicable Percentage of the unreimbursed amount of any payment on the date such payment is to be made.

                  (iii) Whenever the Agent or an Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, it shall promptly pay to each Bank which has funded its participating interest therein, in immediately available funds, an amount equal to such Bank's Applicable Percentage thereof.

                  (iv) The obligations of a Bank to make payments to the
             Agent for the account of an Issuer with respect to a Letter of Credit shall be absolute, unconditional and irrevocable, shall not be subject to any counterclaim, set-off, qualification or exception whatsoever and shall be made without any requirement that the Company satisfy the conditions set forth in
             Section 4.01.

             (f)  Payment of Reimbursement Obligations.

                  (i) The Company agrees to pay to the Agent for the account of the Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to the Issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which the Company or any Subsidiary may have at any time against the Issuer or any other Person, under all circumstances, including without limitation, any of the following circumstances:

                       (A) any lack of validity or enforceability of this Agreement or any of the other documents, instruments or agreements executed by the Company in connection therewith;

                       (B) the existence of any claim, setoff, defense or other right which the Company or any Subsidiary may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Issuer, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Company or any Subsidiary and the beneficiary named in any Letter of Credit);

                       (C) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided any such draft, certificate or other document appeared valid on its face when presented to the Issuer);

                       (D) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement or any of the documents, instruments or agreements executed by the Company in connection therewith; or

                       (E) the occurrence of any Default or Event of Default.

                  (ii) In the event any payment by the Company received by
             the Agent or an Issuer with respect to a Letter of Credit and distributed to the Banks on account of their participations is thereafter set aside, avoided or recovered from the Agent or an Issuer in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Bank which received such distribution shall, upon demand by the Agent, contribute to the Agent or such Issuer such Bank's Applicable Percentage of the amount set aside, avoided or recovered together with interest at the ate required to be paid by the Agent or such Issuer upon the amount required to be repaid by it.

             (g) Compensation for Letters of Credit. The Company shall pay to the Agent, for the ratable account of each Bank, a Letter of Credit Fee ("Letter of Credit Fee") in respect of the Letter of Credit then being issued equal to the LIBOR Margin on such day times the Dollar Amount on such day (and recalculated on the first Business Day of each quarter for such quarter) of the maximum face amount of such Letter of Credit from the Issuance Date thereof until such Letter of Credit expires or is terminated. Promptly upon its receipt of such Letter of Credit Fee, the Agent shall pay to each Bank, in immediately available funds, an amount equal to such Bank's Applicable Percentage thereof. Any Issuer shall have the right to receive, for its own account (i) in respect of each Letter of Credit issued by it, a fee in the amount of 1/8 of 1% per annum of the Dollar Amount of the maximum face amount of such Letter of Credit ("Issuer's Fee"), and (ii) all of its reasonable and customary costs of issuing and servicing the Letters of Credit. The Letter of Credit Fee and the Issuer's Fee shall begin to accrue on the Issuance Date and shall be payable quarterly in arrears.

             1.14. Article IV of the Credit Agreement is hereby amended to insert immediately after the phrase "to make Loans" in the first sentence thereof, the following: "or to issue Letters of Credit".

             1.15. Section 4.01 of the Credit Agreement is hereby amended to insert immediately after the phrase "on the date of each Borrowing", the following: "or the Issuance Date of each Letter of Credit".

             1.16. Section 4.01(d) is hereby amended to insert immediately after the phrase "or refinancing", the following: "or the Issuance Date of each Letter of Credit".

             1.17. Article V of the Credit Agreement is hereby amended to insert immediately after the phrase "or the Loans," in the first sentence thereof, the following: "Letter of Credit Obligations,".

             1.18. Section 5.08 of the Credit Agreement is hereby amended to insert immediately after the phrase "of the Loans", the following:
   "and Letters of Credit".

             1.19. Article VI of the Credit Agreement is hereby amended to insert immediately after the phrase "of the Loans" in the first sentence thereof, the following: "Letter of Credit Obligations,".

             1.20. Section 6.01(a) of the Credit Agreement is hereby amended by adding the following language at the end thereof:

        "except to the extent any such Current Debt was refinanced with Funded Debt, in which case such Current Debt, to the extent it was refinanced with Funded Debt, will not be deemed to constitute Funded Debt".

             1.21. Article VII(b) of the Credit Agreement is hereby amended to insert immediately after the phrase "of the Notes", the following: "or the Reimbursement Obligations".

             1.22. Article VII(c) of the Credit Agreement is hereby amended to insert immediately after the phrase "of the Commitment Fee", the following: ", the Letter of Credit Fee, the Issuer's Fee"; and to insert immediately after the phrase "(other than principal payments on the Notes", the following: "or the Reimbursement Obligations."

             1.23. Article VII of the Credit Agreement is hereby amended to add immediately following the phrase in the final paragraph thereof "terminate forthwith the Revolving Loan Commitments and the Eurocurrency Commitments", the following "and the obligations to issue Letters of Credit"; and to insert immediately after the phrase "whereupon the Revolving Loan Notes, the Eurocurrency Notes and the Competitive Bid Notes", the following: "and the Letter of Credit Obligations"; and to insert immediately after the phrase "shall automatically terminate, and the Revolving Loan Notes, the Eurocurrency Notes and the Competitive Bid Notes", the following: "and the Letter of Credit Obligations".

             1.24. Section 8.04 of the Credit Agreement is hereby amended to insert immediately after the phrase "the principal of or interest on any Note", the following: "or with respect to any Letter of Credit Obligation"; and to insert immediately after the phrase "or the Commitment Fee" in the third sentence, the following: "the Letter of Credit Fee or the Issuer's Fee".

             1.25. Section 8.05 of the Credit Agreement is hereby amended to insert immediately after the phrase "of the Notes", the following:
   "and the Letter of Credit Obligations"; and to insert immediately after the phrase "arising out of this Agreement, the Notes," the following:
   "the Letters of Credit".

             1.26. Section 8.06 of the Credit Agreement is hereby amended to insert immediately after the phrase "the Notes evidencing such Loans", the following: "and the Letters of Credit".

             1.27. Article IX of the Credit Agreement is hereby amended to inset immediately after the phrase "of this Agreement or any Note", the following: "or Letter of Credit"; and to insert immediately after the phrase "any Revolving Note or Eurocurrency Note", the following: "or Letter of Credit"; and to insert immediately after the phrase "payment of any Commitment Fee", the following: "or other fee" and to add the following at the end thereof: "No amendment of any provision of this Agreement relating in any way to any Issuing Banks or any or all of the Letters of Credit shall be effective without the written consent of each Issuing Bank affected thereby".

             1.28. Section 10.02 of the Credit Agreement is hereby amended to insert immediately after the phrase "obtain payment in respect of any Note held by it as a result of which the unpaid portion of such
   Note is proportionately less than the unpaid portion of the Notes held by each of the other Banks", the following: "or obtain payment in respect of any Reimbursement Obligations owed to it as a result of which the unpaid portion of such Reimbursement Obligations is proportionately less than the unpaid portion of the Reimbursement Obligations held by each of the other Banks"; and to insert immediately after the phrase "so that the aggregate unpaid principal amount of the Notes", the following: "and Reimbursement Obligations"; and to insert immediately after the phrase "shall be in the same proportion to the aggregate unpaid principal amount of the Notes", the following: "and Reimbursement Obligations"; and to insert immediately after the phrase "then outstanding as the principal amount of the Note", the following: "and Reimbursement Obligations"; and to insert immediately after the phrase "to the principal amount of all the Notes", the following: "and Reimbursement Obligations"; and to insert immediately after the phrase "agrees that any holder of a participation in any Loan or Note", the following: "and Reimbursement Obligations".

             1.29. Section 10.10 of the Credit Agreement is hereby amended by inserting immediately after the phrase "the proceeds of any Loan" in the next to the last sentence thereof, the following: "or Letter of Credit".

             2. Conditions of Effectiveness. This Amendment shall become effective and be deemed effective as of the date hereof, if, and only if, the Agent shall have received each of the following:

             (a) duly executed originals of this Amendment from the Company and each of the Banks; and

             (b) such other documents, instruments and agreements as the Agent may reasonably request.

             3. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

             (a) This Amendment and the Credit Agreement as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms.

             (b) Upon the effectiveness of this Amendment, the Company hereby reaffirms all covenants, representations and warranties made in the Credit Agreement, to the extent the same are not amended hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Agreement.

             4.   Reference to the Effect on the Credit Agreement.

             (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement dated as of November 29, 1995, as amended previously and as amended hereby.

             (b) Except as specifically amended above, the Credit Agreement dated as of November 29, 1995 and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

             (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a wavier of any right, power or remedy of the Agent or any of the Banks, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

             5. Costs and Expenses. The Company agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys' fees and expenses charged to the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment.

             6. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Illinois.

             7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

             8. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

             IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                                      JOHNSON WORLDWIDE ASSOCIATES, INC.



                                      By:  _________________________________
                                      Title:    SENIOR VICE PRESIDENT & CFO



                                      THE FIRST NATIONAL BANK OF
                                         CHICAGO, Individually and as Agent



                                      By:  _________________________________
                                      Title:________________________________



                                      FIRSTAR BANK MILWAUKEE, N.A.



                                      By:  ________________________________
                                      Title:    ___________________________



                                      SOCIETE GENERALE



                                      By:  ______________________________
                                      Title:    _________________________


                                      WACHOVIA BANK OF GEORGIA, N.A.



                                      By:  ________________________________
                                      Title:    Vice President



                                      M&I MARSHALL & ILSLEY BANK



                                      By:  _______________________________
                                      Title:    __________________________



                                      THE NORTHERN TRUST COMPANY



                                      By:  ______________________________
                                      Title:    _________________________